Exhibit 4.15
CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT KEEPS PRIVATE OR CONFIDENTIAL

AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”) is executed and effective as of August 28, 2025 (the “Effective Date”), by and between Douglas M. Osrow (the “Seller Representative”) and GDC America, Inc., a Florida corporation (“Purchaser”). Each of the Seller Representative and Purchaser may be referred to individually as a “Party” or together as the “Parties”. Unless otherwise defined herein, capitalized terms used in this Amendment have the meanings assigned to them in the MIPA (defined below).
RECITALS
WHEREAS, the Parties, among others, entered into that certain Membership Interest Purchase Agreement dated as of August 14, 2025 (the “MIPA”); and
WHEREAS, pursuant to Section 11.9 of the MIPA, the Parties desire to amend the MIPA as set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.Amendment to Section 1.1. The following definitions are hereby added or amended in Section 1.1 of the MIPA:
a.“Escrow Amount” is hereby amended by adding at the end of that definition “and the KMC Escrow Amount.”.
b.“Escrow Fund” is hereby amended by adding at the end of that definition “and the KMC Escrow Fund.”.
c.““KMC Escrow Amount” means $1,900,000.”
d.““KMC Escrow Fund” means the KMC Escrow Amount, and the funds from time to time in such account established with the Escrow Agent pursuant to the Escrow Agreement.”
e.““KMC Payment Claim” means that certain payment claim made by [***] and [***] against the Seller Representative and the Company for thirty five percent (35%) of the net proceeds from the Contemplated Transactions, as described in more detail in that certain letter dated August 25, 2025 from [***] at the law firm [***] addressed to Douglas Osrow.”

f.“Target Net Working Capital” is hereby amended to mean $0.
2.Addition to Section 9.1(a). Section 9.1(a) is hereby amended by adding at the end of that provision “and (viii) the KMC Payment Claim.”.
3.Addition of new Section 9.10. The following provision shall be added as a new Section 9.10 to the MIPA:
“Section 9.10.    KMC Payment Claim.

(a)The KMC Payment Claim shall be treated as a Third-Party Claim under this Agreement and shall be subject to Section 9.6(b) of this Agreement and shall not require a Claim Notice. Purchaser and the Seller Representative shall cooperate in good faith in the defense of the KMC Payment Claim and Purchaser shall consider feedback provided by the Seller Representative regarding the defense of the KMC Payment Claim. Notwithstanding anything to the contrary in this Agreement, the KMC Payment Claim shall not be considered a breach of a Fundamental Representation under Section 4.2(a) (Capitalization) or Section 4.31(a) (Title to Shares), and the KMC Payment Claim shall not be subject to the Basket, the liability limitation in Section 9.5(c) or other limitations under Section 9.5 of this Agreement, except that the liability limitation of the Purchase Price shall be applicable to the KMC Payment Claim.

(b)Within five (5) Business Days following the resolution of the KMC Payment Claim by either (i) a valid court order from a court with competent jurisdiction or (ii) a written settlement agreement executed by Purchaser, the Company, the Seller Representative, [***] and [***] (with a mutually acceptable release issued by [***] and [***] in favor of Purchaser, the Company, and the Seller Representative), Purchaser and the Seller Representative shall jointly instruct the Escrow Agent to release from the KMC Escrow Fund (A) an amount equal to the finally resolved KMC Payment Claim amount, if any, to [***] and/or [***], as applicable, (B) an amount equal to the attorney’s fees and expenses incurred by the Purchaser Indemnified Parties regarding the KMC Payment Claim to Purchaser and (C) thereafter, the residual balance of the KMC Escrow Fund to the Sellers in accordance with such Seller’s Pro Rata Portion.

(c)Any amounts owed by the Seller Indemnity Parties under Section 9.1(a)(viii) regarding the KMC Payment Claim shall be exclusively satisfied as follows: (i) first, as a payment by the Escrow Agent from the KMC Escrow Fund (on a joint and several basis by the Sellers to the extent of such funds), and after such KMC Escrow Fund has been exhausted (ii) second, directly against the Seller Indemnity Parties jointly and severally (which shall include a right of set-off against any Performance Amounts, if any).”

4.Miscellaneous.
a.From and after the date hereof, each reference in the MIPA to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the MIPA, as amended hereby.

b.Except as specifically set forth above, the MIPA shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.
c.This Amendment may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon.
d.This Amendment shall be governed by and construed and enforced in accordance with Section 11.6 of the MIPA.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment to the MIPA as of the date first written above.
                    SELLER REPRESENTATIVE
/s/ Douglas M. Osrow
Douglas M. Osrow

    PURCHASER

    GDC AMERICA, INC.

By:    /s/ Charles Gillespie
Name:    Charles Gillespie
Title:    Authorized Signatory

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